ICON Health & Fitness, Inc. Item 8.01 - Other Events January 27, 2005

ICON Health & Fitness Clarifies
Financial Impact of JumpKing® Trampoline Recall

(Logan, Utah - January 27, 2005) - ICON Health & Fitness, Inc. ("the Company") announced today that the estimated costs associated with the recent recall of its JumpKing® trampolines and FunRing enclosures announced by the U.S Product Consumer Safety Commission ("CPSC") in its Release # 05-092 on January 25, 2005 were accrued as a liability in the second quarter of fiscal 2005 which ended on November 27, 2004. A charge of approximately $0.8 million was accounted for and reported as part of the discontinued operations in the Company's latest Form 10-Q filed with the Securities and Exchange Commission on January 11, 2005.

For more information, please contact:

Fred Beck
CFO and Treasurer
Tel. 1-435-786-5000
fbeck@iconfitness.com